UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

AMYLIN PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

Eastbourne Capital Management, L.L.C.

Black Bear Fund I, L.P.

Black Bear Fund II, L.L.C.

Black Bear Offshore Master Fund, L.P.

Richard J. Barry

M. Kathleen Behrens

Charles M. Fleischman

Jay Sherwood

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AMYLIN PHARMACEUTICALS, INC.

2009 ANNUAL MEETING OF STOCKHOLDERS

May 27, 2009

PROXY STATEMENT

OF

EASTBOURNE CAPITAL MANAGEMENT, L.L.C.

BLACK BEAR FUND I, L.P.

BLACK BEAR FUND II, L.L.C.

BLACK BEAR OFFSHORE MASTER FUND, L.P.

RICHARD J. BARRY

M. KATHLEEN BEHRENS

CHARLES M. FLEISCHMAN

JAY SHERWOOD

This proxy statement and the enclosed WHITE proxy card are being furnished to stockholders of Amylin Pharmaceuticals, Inc. (“Amylin” or the “Company”) in connection with the solicitation of proxies by Eastbourne Capital Management, L.L.C. (“Eastbourne Capital”) and its affiliated investment funds, Black Bear Fund I, L.P. (“Fund I”), Black Bear Fund II, L.L.C. (“Fund II”), and Black Bear Offshore Master Fund, L.L.C. (the “Offshore Fund” and together with Fund I and Fund II, the “Funds”), together with our Nominees (as defined below), to be used at the 2009 annual meeting of stockholders of Amylin, including any adjournments or postponements thereof and any meeting held in lieu thereof (the “2009 Annual Meeting”). The 2009 Annual Meeting is scheduled to be held on May 27, 2009, at 8:30 a.m., PST, at the Amylin offices located at 4575 Eastgate Mall, San Diego, CA 92121. The principal executive offices of Amylin are located at 9360 Towne Centre Drive, San Diego, California 92121. This proxy statement and the WHITE proxy card are first being furnished to stockholders on or about May 4, 2009. Eastbourne Capital and the Funds are referred to collectively in this proxy statement as “Eastbourne” or “we.”

We are soliciting your proxy for the 2009 Annual Meeting in support of the election of three nominees, M. Kathleen Behrens, Charles M. Fleischman and Jay Sherwood (together, our “Nominees”), as directors of Amylin. Eastbourne and each of our Nominees urge stockholders to vote for each of the Nominees as directors.

Amylin has disclosed that the record date for determining stockholders entitled to notice of and to vote at the 2009 Annual Meeting was April 8, 2009 (the “Record Date”). Stockholders of record at the close of business on the Record Date will be entitled to vote at the 2009 Annual Meeting. As of the date of this proxy statement Eastbourne Capital was the beneficial owner of an aggregate of 17,200,000 shares of Amylin common stock, par value $.001 per share (“Common Stock”), held directly by the Funds, which represented approximately 12.21% of the shares of Common Stock outstanding as of the Record Date. Eastbourne intends to hold all of such shares through the Record Date and to vote such shares of Common Stock FOR the election of our Nominees. If any of our Nominees is unable to serve or for good cause will not serve as a director, we reserve the right to nominate a replacement candidate for election as a director. In such event, we will file an amended proxy statement that identifies any such replacement candidate, discloses that any such replacement candidate has consented to being named in our revised proxy statement and to serve as a director of Amylin if elected and includes the information with respect to such replacement candidate required to be disclosed under the proxy rules. In any such case, the WHITE proxy card will be voted for such substitute nominee(s). All percentages set forth in this proxy statement relating to beneficial ownership of Common Stock are based upon 140,874,975 shares outstanding, which was the total number of shares of Common Stock outstanding as of the Record Date, as reported in the Company’s definitive Proxy Statement, dated April 20, 2009, and form of proxy, in connection with the 2009 Annual Meeting (the “Company’s 2009 Proxy Statement”).

In order to be eligible to make nominations for election to the Board of Directors of Amylin (the “Board”), a shareholder and its proposed nominees must comply with the advance notice and other provisions of Section 5 of Amylin’s fourth amended and restated bylaws (the “Bylaws”). Fund I and each of our Nominees submitted a notice of nomination and related documentation to Amylin’s corporate secretary on January 30, 2009. Eastbourne believes that we are in compliance with all of the requirements of Section 5 of the Bylaws.

THIS SOLICITATION IS BEING MADE BY EASTBOURNE AND OUR NOMINEES AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY OR ANY OTHER PERSON.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is currently comprised of twelve directors serving one-year terms. Eastbourne is seeking your support at the 2009 Annual Meeting to elect our three Nominees, who are M. Kathleen Behrens, Charles M. Fleischman and Jay Sherwood, to the Board. If elected to the Board, our three Nominees will constitute only a minority of the twelve members of the Board.

You should be aware that Carl Icahn and certain of his affiliates and associates (“Icahn”) have disclosed their intent to solicit your proxy for the 2009 Annual Meeting in support of the election of three individuals nominated by them (the “Icahn Nominees”) as directors of Amylin. You should refer to the revised Preliminary Proxy Statement filed by Icahn on April 23, 2009 (the “Icahn Preliminary Proxy Statement”) and to any definitive Proxy Statement distributed by Icahn in connection with the 2009 Annual Meeting for the names, backgrounds, qualifications and other information concerning the Icahn Nominees.

According to the Company’s 2009 Proxy Statement, the Board has selected twelve persons to nominate for election to the Board (the “Management Nominees”). You should refer to the Company’s 2009 Proxy Statement for the names, backgrounds, qualifications and other information concerning the Management Nominees.

Under applicable proxy rules we are required either to solicit proxies only for our Nominees, which would result in limiting the ability of stockholders to fully exercise their voting rights to vote for a full complement of directors, or alternatively to solicit proxies in support of our three Nominees and also to seek authority from stockholders to vote for all of the Management Nominees other than those Management Nominees we specify, which enables a stockholder who desires to vote for a full complement of 12 director nominees to use the WHITE proxy card to vote for our Nominees as well as for all or some of those of the Management Nominees for whom we are seeking authority to vote.

Therefore, in order to afford stockholders the ability to vote for a full complement of twelve directors, we have elected to use this alternative approach and we are also seeking your authority to vote for all of the Management Nominees other than Steven R. Altman, Joseph C. Cook, Jr., James R. Gavin III, Joseph P. Sullivan and James N. Wilson. You may also withhold authority with respect to any other Management Nominee by writing the name of that nominee on the enclosed WHITE proxy card. Eastbourne is NOT seeking authority to vote for and will NOT exercise any authority to vote for Steven R. Altman, Joseph C. Cook, Jr., James R. Gavin III, Joseph P. Sullivan or James N. Wilson.

In an attempt to address the anticipated participation of three separate slates of director-nominees at the 2009 Annual Meeting, Eastbourne requested and received from the Division of Corporation Finance of the Securities and Exchange Commission (the “Commission”) “no-action” relief with respect to certain provisions of the proxy rules described above. Specifically, the Division of Corporation Finance has advised Eastbourne that it will not recommend that the Commission take any enforcement action against Eastbourne under Rule 14a-4(d)(4) or Section 14(a) of the Securities Exchange Act if, in connection with Eastbourne’s solicitation of proxies from Amylin stockholders for the election of directors at the 2009 Annual Meeting, Eastbourne also seeks authority from stockholders to vote for all of the Icahn Nominees, as well as for all of the Management Nominees, in each case other than those Icahn Nominees or Management Nominees specified by Eastbourne. Icahn has received similar relief from the Commission.

According to the Icahn Preliminary Proxy Statement, although Icahn originally notified Amylin of its intention to nominate five persons for election as directors at the 2009 Annual Meeting, Icahn has determined to solicit proxies in support of the election of only three such proposed nominees, Dr. Alexander J. Denner, Dr. Thomas F. Deuel and Dr. Peter Liebert, and to seek authority to vote for two of the Eastbourne Nominees, M. Kathleen Behrens and Jay Sherwood, and all of the Management Nominees other than Joseph C. Cook, Jr., James R. Gavin III, Jay S. Skyler, Joseph P. Sullivan and James N. Wilson. Icahn is not seeking authority to vote for the other Eastbourne Nominee (Charles M. Fleischman). Icahn has reserved the right to change its determination.

Eastbourne believes Icahn’s decision advances the goal of electing a substantial number of shareholder selected directors drawn from both non-management slates.

In order to afford stockholders an opportunity, should they so choose, to vote for nominees from both non-management slates as well as the ability to vote for a full complement of twelve directors, Eastbourne has decided to rely on the relief received from the Commission and, in addition to soliciting proxies in support of our Nominees and authority to vote for certain Management Nominees, to seek your authority to vote for all of the Icahn Nominees except for Mr. Jules Haimovitz, Dr. Peter Liebert and Dr. David Sidransky. Eastbourne will NOT seek authority to vote for and will NOT exercise any authority to vote for Mr. Jules Haimovitz, Dr. Peter Liebert or Dr. David Sidransky. You will also be able to withhold authority with respect to any other Icahn Nominee by writing the name of that nominee in the designated space on our WHITE proxy card.

In view of our decision to seek your authority to vote for one of the Icahn Nominees, we have reduced by two the original number of our proposed nominees for whom we are soliciting proxies. We have taken this step so that the number of our Nominees in support of whose election Eastbourne solicits proxies together with the number of Icahn Nominees for whom we are seeking authority to vote does not exceed a minority of the Board.

As a result, should you so authorize us, on the WHITE proxy card, we would cast votes for three of our Nominees, two Icahn Nominees and seven Management Nominees. Additionally, if Icahn or Amylin do not nominate the respective individuals for whom we seek authority to vote, our WHITE proxy card will not allow you to utilize the WHITE proxy card to vote for such individual. In such event we reserve the right to amend our proxy materials to allow for the vote for a full complement of twelve directors.

We are reserving the right to reconsider our decision and to modify the number of our proposed nominees for whom we solicit proxies or the number of Icahn Nominees for whom we seek authority to vote, in light of future developments including further actions by the Company or by Icahn, views expressed by stockholders or by proxy advisory services in meetings we expect to have and developments in the Delaware lawsuit described below. In any event, the number of our Nominees in support of whose election we solicit proxies, together with the total number of Icahn Nominees and Management Nominees for whom we seek authority to vote, will be exactly twelve (the full number of seats to be filled in the election).

Eastbourne does not currently intend to solicit proxies or seek authority to vote for more stockholder-proposed nominees than would represent a minority of the Board if elected.

In the event we do reconsider our decision, Eastbourne will amend and disseminate its proxy materials appropriately to reflect any modification.

We are soliciting your proxy only in support of the election of our Nominees. Although we are seeking authority to vote for certain Management Nominees and two Icahn Nominees, we are not recommending that stockholders vote, nor are we soliciting your proxy in support of, the election of any Icahn Nominee or Management Nominee.

There can be no assurance that any of the Management Nominees or any of the Icahn Nominees will, if elected, serve with any of our Nominees.

According to the Company’s 2009 Proxy Statement, the Company has issued $200 million face amount of convertible notes due 2011 and $575 million convertible notes due 2014. In addition, the Company has borrowed $125 million and has available an additional $15 million in revolving credit pursuant to a credit agreement entered into in December 2007 (the “Credit Agreement”). You should be aware that these agreements contain change of control and/or cross-default provisions that may be impacted by a change in a majority of the members of the Board. The Company has disclosed in the Company’s 2009 Proxy Statement that if, during any 24-month period, a majority of the Board ceases to be composed of the existing directors as a result of an actual or threatened solicitation of proxies or consents by or on behalf of anyone other than the Board of Directors, then a “change of control” under the Credit Agreement will be triggered and that,. if triggered, the lenders under the Credit Agreement may terminate their commitments, accelerate the Company’s outstanding debt and require its immediate repayment. In addition, according to the Company, if the Company fails to make the required payment under the Credit Agreement, it will trigger a cross-default under the indentures for both the Company’s convertible notes due 2011 and the Company’s notes due 2014, and may require the Company to repurchase those notes at par value.

Further, according to the Company’s 2009 Proxy Statement, if a majority of the Board ceases to be composed of the existing directors or other individuals approved by a majority of the existing directors, then a “fundamental change” under the indenture for the Company’s convertible notes due 2014 (the “Indenture”) will be triggered. If this provision is triggered, the Company may be required to repurchase the convertible notes due 2014 at par value. In addition, according to the Company, if the Company fails to make the required payment, it will constitute a cross-default under the Credit Agreement and the indenture for the Company’s convertible notes due 2011.

As a result of these provisions, if six or more of our Nominees and the Icahn Nominees are elected to the Board, the “change of control” provision under the Credit Agreement will be triggered. Furthermore, a “fundamental change” under the Indenture will be triggered unless a majority of the Company’s existing directors have approved those nominees. The Company has disclosed that it believes that its current Board has the ability to approve any nominees proposed for election by us or Icahn at any time up to the election and avoid occurrence of a “fundamental change” under the Indenture and has agreed, pursuant to its partial settlement of an ongoing shareholder lawsuit, as described below, under certain conditions, to approve our Nominees and the Icahn Nominees for that purpose. However, the Company has stated that approval of the Nominees cannot avoid the occurrence of a “change of control” under the Credit Agreement in the event six or more of them are elected. The Company has disclosed that it has contacted the administrative agent for the Credit Agreement to request an amendment or waiver of that provision but has not as yet disclosed what, if any, response it has received. You should refer to the Company’s 2009 Proxy Statement and other public filings for more information concerning these provisions, the Company’s attempt to secure a waiver or amendment, the shareholder lawsuit and related events.

You should also be aware that on March 24, 2009, a lawsuit was filed by San Antonio Fire & Police Pension Fund in the Court of Chancery of the State of Delaware against the Company and each of its directors. The complaint asserts claims against the Company and its current directors for breach of fiduciary duty arising out of the provisions contained in the Credit Agreement and the Indenture described above and the Company’s public disclosure of those provisions. The complaint seeks to invalidate those provisions, to force the Company to approve the nomination of each of our Nominees and the Icahn Nominees and to make a corrective disclosure. According to the Company’s 2009 Proxy Statement, on April 13, 2009, the Company agreed to partial settlement terms with San Antonio Fire & Police Pension Fund and as part of the settlement agreement, the Board has determined to “approve” the Icahn and Eastbourne Nominees for purposes of making them “Continuing Directors” under the Indenture, subject only to the entry of a final, non-appealable order prior to May 27, 2009 declaring that the Board possesses the contractual right to do so.

The Court of Chancery has scheduled a trial of the remaining claims in the lawsuit for May 4 and 5, 2009. You should refer to the Company’s 2009 Proxy Statement and other public filings for more information concerning developments in this lawsuit.

Although our Nominees if elected to the Board would only constitute a minority of the Board, in view of the concurrent solicitation by Icahn seeking the election of three Icahn Nominees, there can be no assurance that the voting by stockholders at the 2009 Annual Meeting will not result in the election of a majority of stockholder-nominated directors that would trigger adverse consequences under the Company’s debt instruments.

THE EASTBOURNE NOMINEES

The following information sets forth the name, age, business address, present principal occupation and employment and material occupations, positions, offices or employments for the past five years of each of Eastbourne’s three Nominees. Please see Appendix I for additional information about our Nominees’ beneficial ownership, purchases and sales of shares of Common Stock.

M. Kathleen Behrens

M. Kathleen Behrens, Ph.D. (age 56) established a career in the financial services industry from 1983-1996 with Robertson Stephens & Co., where she became a general partner and managing director working as a securities analyst and venture investor focusing on life sciences investments. For the past six years, since January 2003, Dr. Behrens has served as a consultant for RS Investments, where she had been managing director from 1996 to 2002, responsible for managing venture capital funds. Dr. Behrens has also held multiple directorships in the last five years, including at Abgenix, Inc. where she was a director from 1999 until its acquisition by Amgen in April of 2006 and where she served as a Member of the Audit Committee from 2001 until April 2006 and chair of that Committee from 2002 to 2006. Dr. Behrens was also a Member of Abgenix’s Nominating and Governance Committee from 2002 to 2006 and a member of the Compensation Committee in 2002 and 2003. In addition Dr. Behrens was a director of Protein Design Labs, Inc. from 1986 to 1992, of Cell Genesys, Inc. from 1990 to 1996, of InSite Vision, Inc. from 1990 to 1995 and of COR Therapeutics, Inc. from 1988 to 1995. From 2001 until January 2009 Dr. Behrens served as a member of the President’s Council of Advisors on Science and Technology (PCAST), where she was Chair of PCAST’s Subcommittee on Personalized Medicine. From 1997 to 2005, Dr. Behrens was also a director of the Board on Science, Technology and Economic Policy for the National Research Council and was a member of the Institute of Medicine Committee on New Approaches to Early Detection and Diagnosis of Breast Cancer. Prior to that time, from 1993 to 2000, Dr. Behrens was the director of the National Venture Capital Association, also serving as President, Chair and Past Chair. Dr. Behrens holds a Ph.D. in Microbiology from the University of California, Davis, where she performed genetic research for six years. Dr. Behrens does not have an official business address other than her home address.

Charles M. Fleischman

Charles M. Fleischman (age 51) is retired. He currently serves as a Director of Dako A/S, a global leader in tissue-based cancer diagnostics, where he has served as a Director since August of 2007. He is also a member of the National Advisory Council, Johns Hopkins University School of Education, and a Director of the Institute for Health Technology Studies (InHealth). From 1990 until his retirement in October 2006, Mr. Fleischman held multiple positions at Digene Corporation, including President, Chief Financial Officer, Chief Operating Officer, and Director. Digene, acquired by Qiagen N.V. in 2007 for $1.6 billion, was a biotechnology medical device company that developed, manufactured and commercialized molecular diagnostic tests for human infectious diseases and cancers. During his tenure at Digene, Mr. Fleischman was responsible for all aspects of creating, building and managing growth including developing commercialization strategies in the U.S. and abroad, raising private capital pre-IPO, executing the company’s IPO and subsequent offerings, and managing manufacturing, operations, finance, regulatory affairs and quality systems. From 1987 to 1990, Mr. Fleischman was an Associate Director at investment firm Furman Selz LLC (now part of ING Group) focused on public and private company equity and debt financings, and mergers and acquisitions advisory work. Prior to that time Mr. Fleischman co-founded ICAP, now the world’s premier voice and electronic interdealer broker. Mr. Fleischman graduated from Harvard College and obtained his MBA from The Wharton School, University of Pennsylvania. Mr. Fleischman does not have an official business address other than his home address.

Jay Sherwood

Jay Sherwood (age 40) is a Managing Director of Eastbourne Capital, a position he has held since May 2005. From 1995 to April 2005, Mr. Sherwood was a Managing Director at Robertson Stephens Investment Management and subsequently RS Investments, where he was a securities analyst and co-portfolio manager of two mutual funds. From 1993 through 1995, Mr. Sherwood was a staff accountant and senior auditor for Deloitte & Touche and during that time also obtained his CPA. Mr. Sherwood obtained his B.A. in Economics and Business from The University of California, Los Angeles. Mr. Sherwood’s business address is: Eastbourne Capital Management, L.L.C., 1101 Fifth Avenue, Suite 370, San Rafael, CA 94901.

Our Nominees will not receive any compensation from Eastbourne for agreeing to be nominated by Eastbourne or for their service as directors of the Company. If elected, our Nominees will be entitled to such compensation from the Company as is provided to non-employee directors of the Company. It is also expected that each of our Nominees, if elected, will be indemnified for his or her services as a director of the Company to the same extent indemnification is available to directors of the Company under the Company’s certificate of incorporation or otherwise provided by the Company. In addition, it is expected that, upon their election, such nominees will be covered by the Company’s officer and director liability insurance, assuming the Company has in effect a standard officer and director insurance policy. The Company’s compensation policy for non-employee directors is described in the Company’s 2009 Proxy Statement under the heading “Director Compensation.”

Except as disclosed in this proxy statement (including the Appendix attached hereto), none of our Nominees, Eastbourne or any of their respective affiliates or associates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2009 Annual Meeting. In addition, none of our Nominees would be barred from being considered independent under NASDAQ Rule 4200.

Eastbourne does not expect that any of our Nominees will be unable to stand for election, but, in the event that any of them is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed WHITE proxy card will be voted for substitute nominees of Eastbourne. In any such case, we will file an amended proxy statement that identifies any such substitute nominee, discloses that any such substitute nominee has consented to being named in our revised proxy statement and to serve as a director of Amylin if elected and includes the information with respect to such substitute nominee required to be disclosed under the proxy rules. In the event that the Company refuses to permit a substitute or additional nominees as contemplated by this paragraph by reason of the Company’s bylaws or otherwise, we reserve the right to challenge such bylaws or the application of such bylaws to such substitute or additional nominees or such other action in an appropriate legal proceeding.

WE URGE YOU VOTE FOR THE ELECTION OF M. KATHLEEN BEHRENS, CHARLES M. FLEISCHMAN AND JAY SHERWOOD BY SIGNING, DATING AND RETURNING YOUR WHITE PROXY CARD TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

PROPOSAL 2

According to the Company’s 2009 Proxy Statement, the Company will also solicit proxies with respect to a proposal for the stockholders to approve the Company’s 2009 Equity Incentive Plan (“EIP”). Please refer to the Company’s 2009 Proxy Statement for a discussion of such proposal. Eastbourne supports the 2009 Equity Incentive Plan proposal and intends to vote “FOR” thereon.

EASTBOURNE RECOMMENDS THAT YOU VOTE FOR THE COMPANY’S PROPOSAL TO APPROVE THE 2009 EQUITY INCENTIVE PLAN ON THE ENCLOSED WHITE PROXY CARD. IF YOU HAVE SIGNED THE WHITE PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN DIRECTION TO VOTE IN FAVOR ALL THE SHARES REPRESENTED BY THE WHITE PROXY CARD WITH RESPECT TO THIS PROPOSAL. MARKED PROXY CARDS WILL BE VOTED AS DIRECTED.

PROPOSAL 3

According to the Company’s 2009 Proxy Statement, the Company will also solicit proxies with respect to a proposal for the stockholders to approve an increase of 1,500,000 shares in the aggregate number of shares of the

Company’s common stock authorized for issuance under the Company’s 2001 Employee Stock Purchase Plan (the “2001 Employee Stock Purchase Plan Proposal”). Please refer to the Company’s 2009 Proxy Statement for a discussion of such proposal. Eastbourne supports the 2001 Employee Stock Purchase Plan Proposal and intends to vote “FOR” thereon.

EASTBOURNE RECOMMENDS THAT YOU VOTE FOR THE 2001 EMPLOYEE STOCK PURCHASE PLAN PROPOSAL ON THE ENCLOSED WHITE PROXY CARD. IF YOU HAVE SIGNED THE WHITE PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN DIRECTION TO VOTE IN FAVOR ALL THE SHARES REPRESENTED BY THE WHITE PROXY CARD WITH RESPECT TO THIS PROPOSAL. MARKED PROXY CARDS WILL BE VOTED AS DIRECTED.

PROPOSAL 4

According to the Company’s 2009 Proxy Statement, the Company will also solicit proxies with respect to a proposal for the stockholders to ratify the selection by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009. Please refer to the Company’s 2009 Proxy Statement for a discussion of such proposal. Eastbourne supports the ratification of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2009 and intends to vote “FOR” such ratification.

EASTBOURNE RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2009 ON THE ENCLOSED WHITE PROXY CARD. IF YOU HAVE SIGNED THE WHITE PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN DIRECTION TO VOTE IN FAVOR ALL THE SHARES REPRESENTED BY THE WHITE PROXY CARD WITH RESPECT TO THIS PROPOSAL. MARKED PROXY CARDS WILL BE VOTED AS DIRECTED.

PROPOSAL 5

According to the Company’s 2009 Proxy Statement, stockholders are being asked to vote on a proposal to ask the Board to promptly initiate and complete the necessary and appropriate process so that the stockholders of Amylin can choose whether to change Amylin’s jurisdiction of incorporation from Delaware to North Dakota and to become subject to the North Dakota Publicly Traded Corporations Act (the “Icahn Reincorporation Proposal”). Please refer to the Company’s 2009 Proxy Statement for a discussion of such proposal. Eastbourne makes no recommendation as to the Icahn Reincorporation Proposal and intends to abstain from voting thereon.

EASTBOURNE MAKES NO RECOMMENDATION AS TO ICAHN’S PROPOSAL AND INTENDS TO ABSTAIN FROM VOTING THEREON. IF YOU HAVE SIGNED THE WHITE PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN DIRECTION TO ABSTAIN FROM VOTING ALL THE SHARES REPRESENTED BY THE WHITE PROXY CARD WITH RESPECT TO THIS PROPOSAL. MARKED PROXY CARDS WILL BE VOTED AS DIRECTED.

INFORMATION ABOUT THE PARTICIPANTS

In addition to Eastbourne Capital, the Funds and our Nominees (M. Kathleen Behrens, Charles M. Fleischman, and Jay Sherwood), each of whom is a participant, Richard J. Barry and Eric Sippel are both also participants in the solicitation of proxies by Eastbourne as such term is defined in Schedule 14A promulgated under the Exchange Act (Eastbourne Capital, the Funds, our Nominees, Richard J. Barry and Eric Sippel are collectively referred to as the “Participants”).

Eastbourne Capital is a Delaware limited liability company, Fund I is a California limited partnership, Fund II is a California limited liability company, and the Offshore Fund is a Cayman Islands limited partnership. Eastbourne Capital is a registered investment adviser and is the general partner or manager of the Funds. Eastbourne Capital is also the investment adviser to the Funds and, among other things, exercises all voting and other powers and privileges attributable to any securities held for the accounts of the Funds. Richard J. Barry is a citizen of the United States of America and is the controlling owner and managing member of Eastbourne Capital. Eric Sippel is a citizen of the United States of America and is the chief operating officer of Eastbourne Capital. Mr. Barry’s business address and the business address of each of Eastbourne Capital, Fund I and Fund II is 1101 Fifth Avenue, Suite 370, San Rafael, CA 94901. The business address of the Offshore Fund is c/o CITCO Fund Services (Cayman Islands) Limited, Corporate Centre, West Bay Road, P.O. Box 31106-SMB, Grand Cayman, Cayman Islands.

Fund I owns beneficially or of record 4,531,221 shares of Common Stock representing approximately 3.22% of the outstanding shares of Common Stock. Fund II owns beneficially or of record 552,316 shares of Common Stock representing approximately 0.39% of the outstanding shares of Common Stock. The Offshore Fund owns beneficially or of record 12,116,463 shares of Common Stock representing approximately 8.60% of the outstanding shares of Common Stock. All of the 17,200,000 shares of Common Stock owned beneficially or of record by the Funds, representing approximately 12.21% of the outstanding shares of Common Stock, are beneficially owned by Eastbourne Capital and Mr. Barry. Mr. Sippel does not beneficially own, directly or indirectly, any interest in securities of the Company. Neither Mr. Barry nor Mr. Sippel will receive any special compensation in connection with such solicitation. All percentages set forth in this paragraph relating to beneficial ownership of Common Stock are based upon 140,874,975 shares outstanding, which was the total number of shares of Common Stock outstanding as of the Record Date as reported in the Company’s 2009 Proxy Statement.

Agreements with Nominees

The Funds have entered into a letter agreement (the “Nominee Agreement”) with each Nominee (other than Mr. Sherwood, who is a managing director of Eastbourne) with respect to his or her nomination by Eastbourne. Each Nominee (including Mr. Sherwood) has acknowledged that he or she has agreed to stand for election as a director of Amylin in connection with this proxy solicitation, to be named in this proxy statement and to serve as a director of Amylin if elected. The Funds have agreed to reimburse our Nominees (including Mr. Sherwood) for reasonable out-of-pocket expenses they incur in connection with the proxy solicitation. The Funds have also agreed to indemnify each Nominee (other than Mr. Sherwood) with respect to certain liabilities and expenses that may be incurred by such Nominee in connection with his or her nomination by Eastbourne and the solicitation of proxies in support of his or her election as director of the Company. Mr. Sherwood has a right to indemnification pursuant to the governing documents of each of the Funds, which provide that the Funds will indemnify Mr. Sherwood for certain liabilities and expenses incurred in connection with actions he takes on behalf of the Funds.

Interests of the Participants

Each Participant has an interest in the election of directors at the 2009 Annual Meeting: (i) indirectly through the beneficial ownership (if any) of the shares of Common Stock and/or (ii) in the case of our Nominees, pursuant to the Nominee Agreements. Each of Messrs. Barry, Sherwood and Sippel, as members of Eastbourne Capital, has a participatory interest in the profits and fees earned by Eastbourne Capital from the Funds and has an indirect interest in the security holdings (including holdings of Common Stock) of the Funds.

Other than as disclosed in this proxy statement, there are no arrangements or understandings between the Participants (including any Nominee) or any other person with respect to the nomination of the Nominees.

Other than as disclosed in this proxy statement, none of Eastbourne, any of the other Participants or any of their respective affiliates, associates or immediate family members, directly or indirectly:

•	has had any relationship with the Company in any capacity other than as a stockholder that would require disclosure herein;

•	has any agreement, arrangement or understanding with respect to any future employment by the Company or its affiliates;

•

has any material interest, direct or indirect, in any transaction that has occurred since January 1, 2008 or any currently proposed transaction, or series of past, current or proposed arrangements or relationships to which the Company or any of its affiliates was or is to be a participant; or

•	is a party adverse to the Company or any of its subsidiaries in any pending or contemplated legal proceeding.

PROXY INFORMATION

Amylin has disclosed that the Record Date for determining stockholders entitled to notice of and to vote at the 2009 Annual Meeting is April 8, 2009. The enclosed WHITE proxy card may be executed only by holders of record of shares of Common Stock on the Record Date. If you were a stockholder of record as of the close of business on the Record Date, you will retain your voting rights at the 2009 Annual Meeting even if you sell some or all of your shares of Common Stock after the Record Date. Accordingly, it is important that you vote the shares of Common Stock held by you on the Record Date, or grant a proxy to vote your shares of Common Stock on the WHITE proxy card, even if you sell some or all of your shares of Common Stock after the Record Date.

The shares of Common Stock represented by each WHITE proxy card that is properly executed and returned to Eastbourne will be voted at the 2009 Annual Meeting in accordance with the instructions marked thereon, and will be voted in the discretion of the persons named as proxies on whatever other matters may properly come before the 2009 Annual Meeting. Executed but unmarked WHITE proxies will be voted FOR the election of our Nominees as directors and FOR the (1) approval of the 2009 Equity Incentive Plan, (2) the 2001 Employee Stock Purchase Plan Proposal and (3) the ratification of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2009 and will ABSTAIN with respect to the Icahn Reincorporation Proposal.

Eastbourne intends to deliver this Proxy Statement and a form of WHITE proxy to at least a sufficient number of stockholders to elect our Nominees.

If you have any questions about executing your WHITE proxy card or require assistance in voting, please contact MacKenzie Partners, Inc. by telephone at (800) 322-2885 or (212) 929-5500 or by e-mail at amylinproxy@mackenziepartners.com.

IMPORTANT

Your vote is important, no matter how many shares you own. Eastbourne urges you to mark, sign, date and return the enclosed WHITE proxy card today to vote FOR the election of our Nominees.

OUR NOMINEES ARE COMMITTED TO ACTING IN THE BEST INTERESTS OF ALL STOCKHOLDERS. EASTBOURNE URGES YOU TO VOTE YOUR WHITE PROXY CARD FOR OUR NOMINEES.

As explained in the detailed instructions on your WHITE proxy card, there are four ways you may vote. You may:

1.	Sign, date and return the enclosed WHITE proxy card in the enclosed postage-paid envelope. We recommend that you vote on the WHITE proxy card even if you plan to attend the 2009 Annual Meeting.

2.	Vote via the Internet by following the voting instructions on the WHITE proxy card or the enclosed instruction form.

3.	Vote by telephone by following the voting instructions on the WHITE proxy card or the enclosed instruction form.

4.	Vote in person by attending the 2009 Annual Meeting. Written ballots will be distributed to stockholders who wish to vote in person at the 2009 Annual Meeting.

If you are a beneficial owner of shares held in “Street name” these proxy materials are being forwarded to you by your broker, bank or other agent. As a beneficial owner, you must instruct your broker, trustee or nominee how to vote. Your broker cannot vote your shares on your behalf without your instructions.

Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or via the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Because a beneficial owner is not the stockholder of record, if you wish to vote your shares in person at the 2009 Annual Meeting, you must obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2009 Annual Meeting.

HOLDERS OF SHARES AS OF THE RECORD DATE ARE URGED TO SUBMIT A WHITE PROXY CARD EVEN IF SOME OR ALL OF YOUR SHARES HAVE BEEN OR ARE SOLD AFTER THE RECORD DATE.

We urge you to vote only a WHITE proxy and not to execute any BLUE proxies furnished by the Company or GOLD proxies furnished by Icahn. If you have already signed and returned a BLUE or GOLD proxy you may change your vote by signing and returning a later-dated WHITE proxy, see “Revocation of Proxies.” Only your latest proxy will count.

Eastbourne has retained MacKenzie Partners, Inc. (“MacKenzie”) to assist in communicating with stockholders in connection with the proxy solicitation and to assist in efforts to obtain proxies. If you have any questions about executing your WHITE proxy card or require assistance in voting, please contact:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

Phone: (800) 322-2885 or (212) 929-5500

E-mail: amylinproxy@mackenziepartners.com

Important Notice Regarding the Availability of Eastbourne’s Proxy Materials for the

2009 Annual Meeting of Stockholders of Amylin Pharmaceuticals, Inc. to be Held on May 27, 2009.

The Eastbourne Proxy Statement is available at http:// www.viewourmaterial.com/eastbourne-amylin.

REVOCATION OF PROXIES

If, at the close of business on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. If you are a stockholder of record and have mailed a BLUE proxy card to the Company or GOLD proxy card to Icahn you may revoke either card before it is voted by mailing a duly executed WHITE proxy card to Eastbourne c/o MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 bearing a date LATER than the BLUE proxy card delivered to the Company or the GOLD card delivered to Icahn prior to its exercise. Proxies may also be revoked at any time prior to exercise by: (i) attending the 2009 Annual Meeting and voting in person (although attendance at the 2009 Annual Meeting will not in and of itself constitute revocation of a proxy) or (ii) delivering written notice of revocation. Only your latest dated proxy will count and will serve as a revocation of any prior proxy submitted. The revocation may be delivered either to Eastbourne c/o MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or to the corporate secretary of the Company at 9360 Towne Centre Drive, San Diego, California 92121 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, Eastbourne requests that either the original or a copy of any revocation be mailed to Eastbourne c/o MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016, so that Eastbourne will be aware of all revocations and can more accurately determine if and when the requisite proxies for the election of our Nominees as directors have been received. Eastbourne may contact stockholders who have revoked their proxies.

If, at the close of business on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “Street name” and these proxy materials are being forwarded to you by your broker, bank or other agent. If you are a beneficial owner holding shares in broker or bank name, and you wish to revoke a previously voted BLUE proxy card voted for the Company or GOLD card voted for Icahn, you must return a later dated proxy to your bank or broker. Only your latest dated proxy will count. You may also revoke a proxy at any time prior to exercise by: attending the 2009 Annual Meeting and voting in person (although attendance at the 2009 Annual Meeting will not in and of itself constitute revocation of a proxy). However, because a beneficial owner is not the stockholder of record, if you wish to vote your shares in person at the 2009 Annual Meeting, you must obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2009 Annual Meeting.

QUORUM AND VOTING

Amylin has disclosed that the Record Date is April 8, 2009. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the 2009 Annual Meeting. Stockholders will not have rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon at the 2009 Annual Meeting.

If you are a stockholder of record, you may vote in person at the meeting or vote by proxy. The 2009 Annual Meeting is scheduled to be held on May 27, 2009, at 8:30 a.m, PST, at the Amylin offices located at 4575 Eastgate Mall, San Diego, CA 92121. Whether or not you plan to attend the meeting, we urge you to ensure your vote is counted by submitting your proxy by telephone or by Internet, or by signing, dating and returning your WHITE proxy card in the postage-paid envelope provided. Simply follow the easy instructions on the accompanying WHITE proxy card for each voting method.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “Street name”), you are the beneficial owner of your shares and you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting.

However, because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid “legal proxy” issued in your name from your broker, bank or other agent. If you do not give instructions to your broker, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in “Street name” in the absence of your voting instructions which would normally include matters such as uncontested director elections and ratification of independent registered public accounting firms, but not non-routine matters, such as contested director elections or stockholder proposals. We believe all items on the proxy card will be considered non-routine matters. Thus, if you hold your shares in “Street name”, your broker will not be able to vote your shares unless you provide instructions as to how your shares are to be voted.

The presence, in person or by proxy, of holders of shares of Common Stock representing at least a majority of the outstanding shares of Common Stock as of the close of business on the Record Date will constitute a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date. Directors will be elected by a plurality of the votes present at the 2009 Annual Meeting or by proxy and entitled to vote at the meeting. The twelve nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes will not be taken into account in determining the vote total for any proposal, including the election of directors. Only votes “For”, “Against” or “Withheld” will affect the outcome.

According to the Company’s 2009 Proxy Statement, final voting results will be announced after they are certified by the Company’s independent inspector of elections and will also be published in the Company’s Quarterly Report on Form 10-Q for the second quarter of 2009.

Your vote is extremely important. We urge you to mark, sign, date and return the enclosed WHITE proxy card to vote FOR the election of our Nominees.

SOLICITATION OF PROXIES

Proxies may be solicited by mail, courier services, advertising, telephone, facsimile or other electronic means or in person. Solicitations may be made, in the manner set forth in this proxy statement, by Eastbourne’s managers, officers and investment professionals, and by our Nominees, none of whom will receive additional compensation for such solicitations.

Eastbourne has retained MacKenzie for solicitation and advisory services in connection with this proxy solicitation. For these services, MacKenzie is to receive a fee of up to approximately $525,000, plus reimbursement for its reasonable out-of-pocket expenses. Eastbourne has agreed to indemnify MacKenzie against certain liabilities and expenses, including certain liabilities under the federal securities laws. It is anticipated that MacKenzie will employ approximately 75 people to solicit proxies for the 2009 Annual Meeting. The business address of each MacKenzie or Eastbourne employee would be the same as that of his or her respective employer. Although no precise estimate can be made at the present time, the total expenditures in furtherance of, or in connection with, this solicitation of proxies is estimated to be $2,500,000. As of the date hereof, Eastbourne has incurred approximately $1,000,000 of solicitation expenses.

All expenses related to any solicitation of proxies by us will be borne by Eastbourne. To the extent legally permissible, Eastbourne currently intends to seek reimbursement from the Company for those expenses if any of our Nominees is elected. If Eastbourne seeks reimbursement of the expenses of this solicitation from the Company, the decision whether or not to submit the question of reimbursement to a stockholder vote will be made by the Board.

ADDITIONAL INFORMATION

Certain information regarding the compensation of directors and executive officers, the securities of the Company held by the Company’s directors, nominees, management and 5% stockholders, and certain other matters regarding the Company’s officers and directors as well as certain other information regarding the 2009 Annual Meeting is contained in the Company’s 2009 Proxy Statement. The Company’s 2009 Proxy Statement also contains information on the deadline for submitting stockholder proposals for inclusion in the Company’s proxy statement for the Company’s 2010 annual meeting and the date after which notice of stockholder proposals submitted is considered untimely. Accordingly, reference is made to the Company’s 2009 Proxy Statement for such information. Eastbourne does not make any representation as to the accuracy or completeness of the information that is contained in the Company’s 2009 Proxy Statement.

IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE, PLEASE CALL or E-MAIL:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

Phone: (800) 322-2885 or (212) 929-5500

E-mail: amylinproxy@mackenziepartners.com

APPENDIX I

SHARES OF COMMON STOCK OF THE COMPANY BOUGHT OR

SOLD BY THE PARTICIPANTS IN THE LAST TWO YEARS

Set forth below are the dates and amounts of each Participant’s purchase and (sale) of shares of Common Stock, if any, within the past two years. Richard J. Barry, M. Kathleen Behrens, Jay Sherwood and Eric Sippel do not beneficially own, except as otherwise disclosed in this proxy statement, and have not purchased or sold any Common Stock within the past two years. Charles M. Fleischman beneficially owns 245 shares of Common Stock. Unless otherwise indicated, each of the transactions described below was a purchase (sale) of Common Stock for cash on the NASDAQ Stock Market.

EASTBOURNE’S TRANSACTIONS IN COMMON STOCK

SHARES
DATE	Black Bear Fund I, L.P.	Black Bear Fund II, L.L.C.	Black Bear Offshore Master Fund, L.P.
5/4/2007	—	—	5,825
5/7/2007	—	—	54,479
5/8/2007	—	—	15,521
10/1/2007	—	—	4,000
10/1/2007	—	—	91,000
10/1/2007	—	(23,000)	23,000
10/31/2007	25,200	1,800	63,000
11/7/2007	—	—	150,000
11/9/2007	—	—	1,017
11/19/2007	31,207	3,776	49,000
11/20/2007	20,200	2,200	—
11/27/2007	2,773	327	—
11/28/2007	35,339	4,161	—
12/31/2007	—	4,000	—
2/28/2008	—	—	25,000
2/29/2008	—	8,193	8,507
2/29/2008	—	1,619	1,681
2/29/2008	—	14,719	15,281
3/11/2008	—	2	(2)
3/17/2008	24,912	5,404	—
3/25/2008	—	—	90,000
3/26/2008	—	—	31,067
3/26/2008	—	—	10,000
3/28/2008	—	—	118,933
4/3/2008	—	—	51,200
4/3/2008	—	—	103,800
4/7/2008	—	—	50,000
4/8/2008	—	—	50,000
4/9/2008	—	—	208,700
4/11/2008	—	—	82,967
4/11/2008	—	—	64,970
4/11/2008	—	—	6,000
4/11/2008	—	—	137,363
4/14/2008	—	—	66,913
4/14/2008	—	—	77,695
4/14/2008	—	—	2,700

SHARES
DATE	Black Bear Fund I, L.P.	Black Bear Fund II, L.L.C.	Black Bear Offshore Master Fund, L.P.
4/15/2008	—	—	1,300
4/15/2008	—	—	27,389
4/16/2008	—	—	19,471
4/17/2008	—	—	50,000
4/21/2008	—	—	24,100
4/21/2008	—	—	869,900
4/30/2008	—	—	356,652
5/7/2008	9,837	—	19,657
5/7/2008	9,039	—	18,061
5/7/2008	64,505	—	128,901
6/6/2008	6,407	59	18,534
6/6/2008	32,032	295	92,673
8/27/2008	(54,498)	(6,360)	(139,142)
8/27/2008	(13,624)	(1,590)	(34,786)
8/27/2008	(188,482)	(21,999)	(481,219)
8/27/2008	(1,063,948)	(124,182)	(2,716,411)
8/27/2008	(49,136)	(5,735)	(125,450)
8/27/2008	(272,490)	(31,805)	(695,705)

CHARLES M. FLEISCHMAN’S TRANSACTIONS IN COMMON STOCK

DATE	SHARES
6/10/2007	128
2/8/2008	30
3/11/2008	69
6/10/2008	23
12/4/2008	(250)
1/5/2009	245

IMPORTANT

Please review this proxy statement and the enclosed materials carefully. YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own.

1. If your shares are registered in your own name, please mark, sign, date and mail the enclosed WHITE proxy card to MacKenzie Partners, Inc. in the postage-paid envelope provided today. You may also vote via the Internet or by telephone by following the voting instructions on the WHITE proxy card.

2. If you have previously signed and returned a proxy card to Amylin or Icahn, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to Amylin or Icahn by signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided.

3. If you are a beneficial owner of shares held in “Street name” and these proxy materials are being forwarded to you by your broker, bank or other agent. As a beneficial owner, you must instruct your broker, trustee or nominee how to vote. Your broker cannot vote your shares on your behalf without your instructions.

Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Since a beneficial owner is not the stockholder of record, if you wish to vote your shares in person at the 2009 Annual Meeting, you must obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2009 Annual Meeting.

If you have any questions concerning this proxy statement, would like to request additional copies of this proxy statement or need help voting your shares, please contact our proxy solicitor:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

Phone: (800) 322-2885 or (212) 929-5500

E-mail: amylinproxy@mackenziepartners.com

PROXY SOLICITED BY EASTBOURNE

2009 Annual Meeting of Amylin Pharmaceuticals, Inc.

May 27, 2009, 8:30 a.m, PST

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your common shares of Amylin Pharmaceuticals, Inc.

for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT

AND VOTE TODAY IN ONE OF THREE WAYS

(See reverse side for instructions)

AMYLIN PHARMACEUTICALS, INC.

2009 Annual Meeting of Stockholders

The undersigned stockholder(s) of Amylin Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby appoints Richard J. Barry and Eric Sippel as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of stockholders of the Company to be held on May 27, 2009, at 8:30 a.m, PST, at the Amylin offices located at 4575 Eastgate Mall, San Diego, CA 92121 and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the meeting, as a holder of common shares of the Company, par value $0.001 per share (the “Common Stock”), held of record by the undersigned on April 8, 2009, and otherwise to represent the undersigned at the meeting with all powers of the undersigned as if the undersigned were present and voting the Common Stock.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED, AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ON THE REVERSE SIDE, FOR THE COMPANY’S PROPOSAL TO APPROVE THE 2009 EQUITY INCENTIVE PLAN, FOR THE 2001 EMPLOYEE STOCK PURCHASE PLAN PROPOSAL, FOR THE RATIFICATION OF ERNST & YOUNG LLP AND THE PROXY HOLDER WILL ABSTAIN FROM VOTING ON THE ICAHN REINCORPORATION PROPOSAL. THIS PROXY WILL REVOKE ANY PREVIOUSLY EXECUTED PROXY WITH RESPECT TO ALL PROPOSALS.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

EASTBOURNE

THERE ARE THREE WAYS TO VOTE: BY INTERNET, TELEPHONE OR MAIL

Internet and telephone voting is available 24 hours a day, 7 days a week through

11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

	INTERNET		TELEPHONE		MAIL

	www.cesvote.com		1-888-693-8683

•	Go to the website listed above.	•	Use any touch-tone telephone.	•	Mark, sign and date your WHITE PROXY CARD.

•	Have your WHITE PROXY CARD ready.	•	Have your WHITE PROXY CARD ready.	•	Detach your WHITE PROXY CARD.

•	Follow the simple instructions that appear on your computer screen.	•	Follow the simple recorded instructions.	•	Return your WHITE PROXY CARD in the postage-paid envelope provided.

Please Vote, Sign, Date and Return Promptly in the

Enclosed Postage-Paid Envelope

(continued from other side)

▼    DETACH PROXY CARD HERE TO VOTE BY MAIL    ▼

EASTBOURNE STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF EASTBOURNE’S NOMINEES LISTED IN PROPOSAL 1.

PROPOSAL 1—To elect: M. Kathleen Behrens, Charles M. Fleischman and Jay Sherwood.

FOR ALL ☐	WITHHOLD FROM ALL ☐	FOR ALL, WITH EXCEPTIONS ☐

Eastbourne intends to use this proxy to vote (i) FOR M. Kathleen Behrens, Charles M. Fleischman and Jay Sherwood, (ii) FOR the persons who have been nominated by Icahn other than Mr. Jules Haimovitz, Dr. Peter Liebert and Dr. David Sidransky for whom Eastbourne is NOT seeking authority to vote for and WILL NOT exercise any such authority and (iii) FOR the persons who have been nominated by the Board of Directors other than Steven R. Altman, Joseph C. Cook, Jr., James R. Gavin III, Joseph P. Sullivan and James N. Wilson for whom Eastbourne is NOT seeking authority to vote for and WILL NOT exercise any such authority.

INSTRUCTIONS: To withhold authority to vote for any individual Eastbourne nominee(s) mark the “FOR ALL, WITH EXCEPTIONS” box and write the name of the excepted nominee(s) in the space below. Your shares will be voted for the remaining Eastbourne nominee(s). You may also withhold authority to vote for one or more additional Icahn nominees and/or Board nominees by writing the name of the nominee(s) below.

	FOR	AGAINST	ABSTAIN

PROPOSAL 2— Proposal to adopt the Company’s 2009 Equity Incentive Plan as described in the Proxy Statement.	☐	☐	☐

PROPOSAL 3— 2001 Employee Stock Purchase Plan Proposal as described in the Proxy Statement.	☐	☐	☐

PROPOSAL 4— Proposal to ratify Ernst & Young LLP as the independent public registered accounting firm for Amylin for the year ending December 31, 2007.

Eastbourne recommends a vote FOR Proposals 2, 3 and 4.

	☐	☐	☐

PROPOSAL 5— Icahn Reincorporation Proposal as described in the Proxy Statement.	☐	☐	☐

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated:	, 2009

Signature:

Title or Authority:

Signature (if held jointly):

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY.